                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


          We consent to the incorporation by reference in this Registration Statement on Form S-8, and in the related Prospectus, pertaining to the Whittaker Corporation Amended and Restated 1992 Stock Option Plan for Non-Employee Directors, of our report dated December 16, 1996, with respect to the consolidated financial statements of Whittaker Corporation included in its Annual Report (Form 10-K/A) for the year ended October 31, 1996, filed with the Securities and Exchange Commission.


                                              Ernst & Young LLP

Los Angeles, California
September 30, 1997